For Immediate Release
Contact:	Alex Lombardo Investors (703) 573-9317	Steve Shattuck Media (608) 661-4731

Great Wolf Resorts, Inc. Announces Extension of
Maturity Date to November 30, 2009 on Mason, Ohio Mortgage Loan

MADISON, Wis., January 23, 2009—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, today announced that it has negotiated an extension of the maturity date to November 30, 2009 on the company’s $76.8 million mortgage loan on its Mason, Ohio resort property. During the extension period, the loan will continue to bear interest at a rate of LIBOR plus 425 basis points, with a minimum rate of 6.50 percent per annum.

In addition, the company has provided the Mason mortgage loan lenders with a $15.0 million corporate guaranty and cross-collateralization on the company’s Grapevine, Texas resort property. The Grapevine resort’s mortgage loan is with the same lenders as the Mason mortgage loan. The corporate guaranty and cross-collateralization on the Grapevine property will remain in place until the company makes a $15.0 million principal reduction of the Mason loan over the remaining term of the loan. The company will be required to use 50 percent of the net proceeds toward the $15.0 million mandatory principal reduction, should there be certain liquidity-producing events, including the sale of majority-owned equity interest in any of the company’s existing properties or the refinance of a mortgage loan on an existing property.

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Great Wolf

“We expect to satisfy the $15.0 million principal reduction through cash available from operations or from one of several potential liquidity-enhancing events we are currently exploring,” said Kimberly Schaefer, chief executive officer. “We view the Mason resort as an important part of our portfolio and we expect to continue building long-term value in this property.”

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, competition in the company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the company’s ability to manage growth, including the expansion of the company’s infrastructure and systems necessary to support growth, the company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets as a result of the subprime loan crisis, potential accidents or injuries at its resorts, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the company’s insurance coverage, the company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements, and other factors discussed under Item IA (Risk Factors) in Great Wolf Resorts’ 2007 Form 10-K. We assume no duty to update these statements.

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Great Wolf

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.
Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company and owns and/or manages Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.;
Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine,
Texas; and Grand Mound, Wash.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. A Great Wolf Lodge in Concord, N.C. is currently under construction.

The company’s resorts are family-oriented destination facilities that generally feature 300-400 rooms and a large indoor entertainment area measuring 40,000-100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolf.com.